Exhibit 99.1

Conference Call and Webcast Today, February 8, 2022 at 10:00 a.m. ET 773-305-6853, conference ID 2580362 or www.bbgi.com Replay information provided below

CONTACT:
B. Caroline Beasley	Joseph Jaffoni, Jennifer Neuman
Chief Executive Officer	JCIR
Beasley Broadcast Group, Inc.	212/835-8500 or bbgi@jcir.com
239/263-5000 or ir@bbgi.com

BEASLEY BROADCAST GROUP FOURTH QUARTER

REVENUE INCREASES 3.3% TO $70.7 MILLION

NAPLES, Florida, February 8, 2022 – Beasley Broadcast Group, Inc. (Nasdaq: BBGI) (“Beasley” or the “Company”), a multi-platform media company, today announced operating results for the for the three- and twelve-month periods ended December 31, 2021.

Summary of Fourth Quarter and Full Year Results

In millions, except per share data	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Net revenue	$70.7	$68.5	$241.4	$206.1
Operating income (loss) [1]	6.5	19.6	14.7	(4.3)
Net income (loss) [1]	10.6	11.0	(1.5)	(18.9)
Net income (loss) per diluted share [1]	$0.36	$0.38	($0.05)	($0.63)
Station operating income (SOI - non-GAAP)	13.9	20.1	42.0	24.0

[1]

For the three-month periods, net income and net income per diluted share reflect a $10.0 million gain on forgiveness of long-term debt for the three months ended December 31, 2021, as well as a $4.4 million gain on dispositions, $3.6 million in other operating income and $2.2 million of non-cash impairment losses in the three months ended December 31, 2020. For the twelve-month periods, operating income (loss), net loss and net loss per diluted share reflect a $0.2 million gain on dispositions, $0.4 million in other operating income, $10.0 million gain on forgiveness of long-term debt and a $5.0 million loss on the extinguishment of long-term debt in the twelve months ended December 31, 2021, as well as a $4.4 million gain on dispositions, $3.0 million in other operating income, $9.0 million of non-cash impairment losses and a $2.8 million loss on modification of long-term debt in the twelve months ended December 31, 2020.

Net revenue during the three months ended December 31, 2021 increased 3.3% to $70.7 million, primarily reflecting a year-over-year increase in audio and digital advertising revenue and other revenue due to the continued recovery of the commercial advertising market from the effects of the COVID-19 pandemic, partially offset by a decrease in political revenue.

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Beasley Broadcast Group, 2/8/22	page 2

Beasley reported operating income of $6.5 million in the fourth quarter of 2021 compared to operating income of $19.6 million in the fourth quarter of 2020. The decrease largely reflects higher operating expenses related to the Company’s digital agency build out, and the return of certain expenses that had been reduced in 2020 due to temporary measures taken in response to the COVID-19 pandemic. The comparable 2020 period also benefitted from a $4.4 million gain on dispositions and $3.6 million in other operating income partially offset by $2.2 million of non-cash impairment losses, which were non-recurring in 2021.

Interest expense increased $2.5 million to $6.8 million in the fourth quarter of 2021 resulting from the issuance of senior secured notes in February 2021. Beasley recorded a $10.0 million gain on forgiveness of long-term debt as the Company’s loan granted under Paycheck Protection Program received approval for forgiveness in November 2021. As a result of these factors, Beasley reported net income of $10.6 million, or $0.36 per diluted share, in the three months ended December 31, 2021, compared to net income of $11.0 million, or $0.38 per diluted share, in the three months ended December 31, 2020.

SOI decreased by $6.2 million to $13.9 million in the fourth quarter of 2021 from $20.1 million in the fourth quarter of 2020. The decrease is primarily attributable to higher operating expenses, including the continued build out of the Company’s digital agency.

Please refer to the “Calculation of SOI” and “Reconciliation of Net Income (Loss) Attributable to BBGI Stockholders to SOI” tables at the end of this announcement for a discussion regarding SOI calculations.

Commenting on the financial results, Caroline Beasley, Chief Executive Officer, said, “Beasley delivered a strong finish to a solid year of operating and financial performance, as the strength of our content and continuing improvement in advertising trends, combined with the ongoing success of our digital transformation and revenue diversification strategies, continue to fuel our recovery. Throughout the year, we made significant progress on our near-term goal of returning all of our revenue sources to pre-pandemic levels, as reflected by the 17% increase in full year net revenues to $241 million. Top-line growth was the primary factor contributing to a 75% year-over-year increase in SOI to $42.0 million. Overall, we believe these results demonstrate the strength and relevance of our industry-leading audio content and our teams’ extraordinary efforts to serve our listeners, customers and communities through challenging circumstances.

“Growing consumer and advertiser demand for Beasley’s digital audio content drove a 47.3% year-over-year increase in digital revenue, with digital accounting for 15% of total fourth quarter revenue. Notably, our digital network delivered record digital audience impressions for the third consecutive quarter, with total digital impressions growing 20% over third quarter 2021 levels and 39% over the prior year period.

“Total outstanding debt as of December 31, 2021 was $300.0 million and we had $51.4 million of cash and cash equivalents on hand. Our strong liquidity position enables us to make debt repayments while providing us with increased financial flexibility to pursue a potential acquisition or investment within the digital space, should an opportunity arise that could accelerate our digital growth or provide synergies and increased free cash flow.

Beasley Broadcast Group, 2/8/22	page 3

“I am extremely proud of Beasley’s valued team members for their continued commitment to delivering exceptional content and services to our listeners, advertisers, online users and esports fans, while creating value for our stockholders. The experience of our team and competitive positions in our markets combined with the investments we are making in our business, are positioning us well for continued success, particularly as economic trends further improve. Our operating momentum has continued into the first quarter of 2022, and looking forward, we remain focused on serving our communities and taking advantage of upcoming political advertising opportunities. Finally, we believe further success on our revenue diversification and cash flow focus while maintaining a solid and flexible balance sheet with liquidity at current or higher levels, will best position Beasley for near- and long-term success and the enhancement of stockholder value.”

Conference Call and Webcast Information

The Company will host a conference call and webcast today, February 8, 2022, at 10:00 a.m. ET to discuss its financial results and operations. To access the conference call, interested parties may dial 773-305-6853, conference ID 2580362 (domestic and international callers). Participants can also listen to a live webcast of the call at the Company’s website at www.bbgi.com. Please allow 15 minutes to register and download and install any necessary software. Following its completion, a replay of the webcast can be accessed for five days on the Company’s website, www.bbgi.com.

Questions from analysts, institutional investors and debt holders may be e-mailed to ir@bbgi.com at any time up until 9:00 a.m. ET on Tuesday, February 8, 2022. Management will answer as many questions as possible during the conference call and webcast (provided the questions are not addressed in their prepared remarks).

About Beasley Broadcast Group

The Company owns and operates 62 stations (47 FM and 15 AM) in 15 large- and mid-size markets in the United States. Approximately 20 million consumers listen to the Company’s radio stations weekly over-the-air, online and on smartphones and tablets, and millions regularly engage with the Company’s brands and personalities through digital platforms such as Facebook, Twitter, text messaging, digital and web applications and email. The Overwatch League’s Houston Outlaws esports team is a wholly owned subsidiary. The Company also owns BeasleyXP, a national esports content hub, and AXLR-R8, a Rocket League Championship Series team, in its esports portfolio. For more information, please visit www.bbgi.com.

For further information, or to receive future Beasley Broadcast Group news announcements via e-mail, please contact Beasley Broadcast Group, at 239-263-5000 or email@bbgi.com, or Joseph Jaffoni, JCIR, at 212-835-8500 or bbgi@jcir.com.

Definitions

Station Operating Income (SOI) consists of net revenue less station operating expenses. We define station operating expenses as cost of services and selling, general and administrative expenses.

Free Cash Flow (FCF) consists of SOI less corporate expenses, interest expense, current income tax expense and capital expenditures plus stock-based compensation expense, net proceeds from dispositions, net insurance proceeds, amortization of debt issuance costs and interest income.

SOI and FCF are measures widely used in the radio broadcast industry. The Company recognizes that because SOI and FCF are not calculated in accordance with GAAP, they are not necessarily comparable to similarly titled measures employed by other companies. However, management believes that SOI and FCF provide meaningful information to investors because they are important measures of how effectively we operate our business (i.e., operate radio stations) and assist investors in comparing our operating performance with that of other radio companies.

Beasley Broadcast Group, 2/8/22	page 4

Note Regarding Forward-Looking Statements

Statements in this release that are “forward-looking statements” are based upon current expectations and assumptions, and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as “intends,” “believes,” “expects,” “seek,” “we remain optimistic that” or variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Key risks are described in the Company’s reports filed with the Securities and Exchange Commission (“SEC”) including its annual report on Form 10-K and quarterly reports on Form 10-Q. Readers should note that forward-looking statements are subject to change and to inherent risks and uncertainties and may be impacted by several factors, including:

•

the effects of the COVID-19 pandemic, including its potential effects on the economic environment and our results of operations, liquidity and financial condition, and the increased risk of impairments of our Federal Communications Commission (“FCC”) licenses and/or goodwill;

•	external economic forces that could have a material adverse impact on our advertising revenues and results of operations;

•	the ability of our radio stations to compete effectively in their respective markets for advertising revenues;

•	our ability to develop compelling and differentiated digital content, products and services;

•	audience acceptance of our content, particularly our radio programs;

•	our ability to respond to changes in technology, standards and services that affect the radio industry;

•	our dependence on federally issued licenses subject to extensive federal regulation;

•	actions by the FCC or new legislation affecting the radio industry;

•	increases to royalties we pay to copyright owners or the legislation requiring royalties to be paid to record labels and recording artists;

•	our dependence on selected market clusters of radio stations for a material portion of our net revenue;

•	credit risk on our accounts receivable;

•	the risk that our FCC licenses and/or goodwill could become impaired;

•	our substantial debt levels and the potential effect of restrictive debt covenants on our operational flexibility and ability to pay dividends;

•	the potential effects of hurricanes on our corporate offices and radio stations;

•	the failure or destruction of the internet, satellite systems and transmitter facilities that we depend upon to distribute our programming;

•	disruptions or security breaches of our information technology infrastructure;

•	the loss of key personnel;

•	our ability to integrate acquired businesses and achieve fully the strategic and financial objectives related thereto and their impact on our financial condition and results of operations;

•	the fact that we are controlled by the Beasley family, which creates difficulties for any attempt to gain control of the Company; and

•	other economic, business, competitive, and regulatory factors affecting the businesses of the Company, including those set forth in the Company’s filings with the SEC.

Our actual performance and results could differ materially because of these factors and other factors discussed in our SEC filings, including but not limited to our annual reports on Form 10-K or quarterly reports on Form 10-Q, copies of which can be obtained from the SEC, www.sec.gov, or our website, www.bbgi.com. All information in this release is as of February 8, 2022 and we undertake no obligation to update the information contained herein to actual results or changes to our expectations.

Beasley Broadcast Group, 2/8/22	page 5

BEASLEY BROADCAST GROUP, INC.

Consolidated Statements of Operations (Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2021	2020	2021	2020
Net revenue	$70,736,628	$68,460,644	$241,426,308	$206,143,861

Operating expenses:
Operating expenses (including stock-based compensation and excluding depreciation and amortization shown separately below)	56,821,830	48,313,273	199,470,185	182,181,555
Corporate expenses (including stock-based compensation)	4,734,088	3,677,698	16,578,046	15,628,370
Depreciation and amortization	2,663,821	2,721,710	11,309,995	11,096,937
Impairment losses	—	2,166,400	—	8,970,812
Gain on dispositions	—	(4,439,710)	(191,988)	(4,439,710)
Other operating income, net	—	(3,600,000)	(400,000)	(3,000,000)

Total operating expenses	64,219,739	48,839,371	226,766,238	210,437,964
Operating income (loss)	6,516,889	19,621,273	14,660,070	(4,294,103)
Non-operating income (expense):
Interest expense	(6,791,219)	(4,313,701)	(26,456,236)	(16,894,407)
Loss on extinguishment of long-term debt	—	—	(4,996,731)	(2,798,789)
Gain on forgiveness of long-term debt	10,000,000	—	10,000,000	—
Other income, net	9,758	32,070	68,437	88,030

Income (loss) before income taxes	9,735,428	15,339,642	(6,724,460)	(23,899,269)
Income tax expense (benefit)	(903,970)	4,304,900	(5,321,630)	(5,185,992)

Income (loss) before equity in earnings of unconsolidated affiliates	10,639,398	11,034,742	(1,402,830)	(18,713,277)
Equity in earnings of unconsolidated affiliates, net of tax	(57,222)	(70,164)	(132,264)	(160,879)

Net income (loss)	10,582,176	10,964,578	(1,535,094)	(18,874,156)
Earnings attributable to noncontrolling interest	—	226,420	129,249	1,108,234

Net income (loss) attributable to BBGI stockholders	$10,582,176	$11,190,998	$(1,405,845)	$(17,765,922)

Basic and diluted net income (loss) per share	$0.36	$0.38	$(0.05)	$(0.63)

Basic common shares outstanding	29,264,059	29,276,454	29,263,963	28,386,456

Diluted common shares outstanding	29,412,239	29,293,120	29,493,764	28,415,862

Selected Balance Sheet Data – Unaudited

(in thousands)

	December 31, 2021	December 31, 2020
Cash and cash equivalents	$51,379	$20,759
Working capital	67,696	37,065
Total assets	762,088	738,614
Long-term debt, net of current portion and unamortized debt issuance costs	293,790	258,345
Stockholders’ equity	$263,082	$267,727

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Beasley Broadcast Group, 2/8/22	page 6

Selected Statement of Cash Flows Data – Unaudited

	Year ended December 31,
	2021	2020
Net cash provided by (used in) operating activities	$(1,907,227)	$4,214,316
Net cash used in investing activities	(1,136,268)	(3,845,616)
Net cash provided by financing activities	33,662,705	1,742,561

Net increase in cash and cash equivalents	$30,619,210	$2,111,261

Calculation of SOI – Unaudited

	Three months ended December 31,		Year ended December 31,
	2021	2020	2021	2020
Net revenue	$70,736,628	$68,460,644	$241,426,308	$206,143,861
Station operating expenses	(56,821,830)	(48,313,273)	(199,470,185)	(182,181,555)

SOI	$13,914,798	$20,147,371	$41,956,123	$23,962,306

Reconciliation of Net Income (Loss) Attributable to BBGI Stockholders to SOI – Unaudited

	Three months ended December 31,		Year ended December 31,
	2021	2020	2021	2020
Net income (loss) attributable to BBGI stockholders	$10,582,176	$11,190,998	$(1,405,845)	$(17,765,922)
Corporate expenses	4,734,088	3,677,698	16,578,046	15,628,370
Depreciation and amortization	2,663,821	2,721,710	11,309,995	11,096,937
Impairment losses	—	2,166,400	—	8,970,812
Gain on dispositions	—	(4,439,710)	(191,988)	(4,439,710)
Other operating income, net	—	(3,600,000)	(400,000)	(3,000,000)
Interest expense	6,791,219	4,313,701	26,456,236	16,894,407
Loss on extinguishment of long-term debt	—	—	4,996,731	2,798,789
Gain on forgiveness of long-term debt	(10,000,000)	—	(10,000,000)	—
Other income, net	(9,758)	(32,070)	(68,437)	(88,030)
Income tax expense (benefit)	(903,970)	4,304,900	(5,321,630)	(5,185,992)
Equity in earnings of unconsolidated affiliates, net of tax	57,222	70,164	132,264	160,879
Earnings attributable to noncontrolling interest	—	(226,420)	(129,249)	(1,108,234)

SOI	$13,914,798	$20,147,371	$41,956,123	$23,962,306

Reconciliation of Net Revenue to Free Cash Flow - Unaudited

	Three months ended December 31,		Year ended December 31,
	2021	2020	2021	2020
Net revenue	$70,736,628	$68,460,644	$241,426,308	$206,143,861
Operating expenses	(56,821,830)	(48,313,273)	(199,470,185)	(182,181,555)
Corporate expenses	(4,734,088)	(3,677,698)	(16,578,046)	(15,628,370)
Net proceeds from dispositions	—	4,631,566	362,500	4,631,566
Insurance proceeds	—	—	3,000,000	—
Stock-based compensation expense	209,118	55,999	1,383,456	750,670
Interest expense	(6,791,219)	(4,313,701)	(26,456,236)	(16,894,407)
Amortization of debt issuance costs	380,211	473,668	1,551,996	1,915,302
Interest income	4,588	410	32,260	28,149
Capital expenditures	(794,018)	(480,563)	(4,498,768)	(7,477,182)

FCF	$2,189,390	$16,837,052	$753,285	$(8,711,966)